Exhibit 99.1
Synalloy Reports Strong Third Quarter 2021 Results
- Sequential and Year-Over-Year Growth in Net Sales, Gross Profit, Net Income and Adjusted EBITDA -

Richmond, Virginia, November 9, 2021 - Synalloy Corporation (Nasdaq: SYNL) (“Synalloy” or the “Company”), an industrials company focused on the production and distribution of piping, tubing and specialty chemicals, is reporting its results for the third quarter ended September 30, 2021.

Third Quarter 2021 Summary

(in millions, except per share and margin)	Q3 2021	Q2 2021	Q3 2020
Net Sales	$86.2	$83.1	$59.3
Gross Profit	$18.0	$14.1	$5.0
Gross Profit Margin	20.9%	17.0%	8.4%
Net Income (Loss)	$8.2	$2.9	$(10.5)
Diluted Earnings (Loss) per share	$0.87	$0.31	$(1.16)
Adjusted EBITDA	$14.8	$9.8	$1.6
Adjusted EBITDA Margin	17.2%	11.7%	2.8%
Management Commentary
“The momentum from the first half of the year continued in the third quarter as we experienced profitable growth across both business segments,” said Chris Hutter, interim president and CEO of Synalloy. “Robust commodity pricing and improved throughput drove strong growth in our metals segment. While our chemicals segment continued to face operational challenges due to labor and raw material constraints, the rebound in customer demand and increased volumes were enough to overcome these impacts and drive sales growth.

“Subsequent to the quarter, we announced the acquisition of DanChem, a leading specialty chemicals contract manufacturer, to accelerate product development capabilities and provide entrance into new end-markets and applications. This acquisition brings robust manufacturing capabilities, a highly experienced team and a blue-chip customer base. We believe Synalloy Chemicals is now one of the largest specialty chemical contract manufacturers in the U.S. with a platform to accelerate growth. We are pleased to welcome the employees of DanChem to Synalloy and look forward to using our broadened assets and capabilities to better serve our customers.

“The progress we’ve made since I first joined one year ago, including fortifying our management team with proven industry leaders, completing a major acquisition and delivering several consecutive quarters of profitable growth, gives me the utmost confidence in our foundation. Although the macro environment is dynamic and we are keeping a watchful eye on everything from commodity pricing to supply chain constraints, we will continue to make strides in the areas that we can control as we remain focused on delivering profitable growth and driving shareholder value creation.”

Third Quarter 2021 Financial Results
Net sales increased 45% to $86.2 million compared to $59.3 million in the third quarter of 2020. This increase was attributable to strong commodities pricing and robust customer demand driving growth across both the metals and chemicals segments.

Gross profit increased significantly to $18.0 million, or 20.9% of net sales, compared to $5.0 million, or 8.4% of net sales, in the third quarter of 2020. The increase in both gross profit and gross margin was driven by the pricing power achieved as a result of rising material costs and outsized customer demand, along with operational efficiencies that accompanied the elevated order volumes.

Net income increased significantly to $8.2 million, or $0.87 diluted earnings per share, compared to a net loss of $(10.5) million, or $(1.16) diluted loss per share, in the third quarter of 2020. Excluding a $10.7 million non-cash goodwill impairment charge in the third quarter of 2020, net income in the third quarter of 2021 increased $8.1 million over the prior year period. The increase was primarily attributable to the aforementioned pricing power dynamics and strong customer demand, which offset the impact of a challenging labor market.

Adjusted EBITDA increased significantly to $14.8 million compared to $1.6 million in the third quarter of 2020. Adjusted EBITDA margin also improved significantly to 17.2% compared to 2.8% in the prior year period.

Segment Results
Metals – Net sales in the third quarter of 2021 increased 49% to $70.1 million compared to $47.1 million in the third quarter of 2020. Net income in the third quarter increased substantially to $11.6 million compared to a net loss of $11.4 million in the prior year period. Adjusted EBITDA in the third quarter increased significantly to $14.2 million compared to $1.4 million in the prior year period. As a percentage of segment net sales, adjusted EBITDA margin improved to 20.2% compared to 2.9% in the third quarter of 2020.

Specialty Chemicals – Net sales in the third quarter of 2021 increased 32% to $16.1 million compared to $12.2 million in the third quarter of 2020. Net income in the third quarter increased 28% to $1.4 million compared to net income of $1.1 million in the prior year period. Adjusted EBITDA in the third quarter improved 17% to $1.8 million compared to $1.5 million in the prior year period. Adjusted EBITDA margin was 10.9% compared to 12.3% in the third quarter of 2020.

Liquidity
As of September 30, 2021, total debt under the Company’s revolving credit facility was $49.0 million, compared to $61.4 million at December 31, 2020. As of the end of the third quarter of 2021, the Company had $56.0 million of remaining available borrowing capacity under its revolving credit facility, compared to $11.0 million at December 31, 2020.

Conference Call
Synalloy will conduct a conference call today at 5:00 p.m. Eastern time to discuss its results for the third quarter ended September 30, 2021.
Synalloy management will host the conference call, followed by a question-and-answer period.
Date: Tuesday, November 9, 2021
Time: 5:00 p.m. Eastern time
Toll-free dial-in number: 1-877-303-6648
International dial-in number: 1-970-315-0443
Conference ID: 5047445
Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.
The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website at www.synalloy.com.
About Synalloy Corporation
Synalloy Corporation (Nasdaq: SYNL) is a company that engages in a number of diverse business activities including the production of stainless steel and galvanized pipe and tube, the master distribution of seamless carbon pipe and tube, and the production of specialty chemicals. For more information about Synalloy Corporation, please visit its web site at www.synalloy.com.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. All statements that are not historical facts are forward-looking statements. Forward looking statements can be identified through the use of words such as "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. The following factors could cause actual results to differ materially from historical results or those anticipated: adverse economic conditions, including risks relating to the impact and spread of and the government’s response to COVID-19; inability to weather an economic downturn; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw material availability; financial stability of the Company’s customers; customer delays or difficulties in the production of products; loss of consumer or investor confidence; employee relations; ability to maintain workforce by hiring trained employees; labor efficiencies; risks associated with acquisitions; environmental issues; negative or unexpected results from tax law changes; inability to comply with covenants and ratios required by the Company’s debt financing arrangements; and other risks detailed from time-to-time in Synalloy Corporation's Securities and Exchange Commission filings, including our Annual Report on Form 10-K, which filings are available from the SEC. Synalloy Corporation assumes no obligation to update any forward-looking information included in this release.

Non-GAAP Financial Information
Financial statement information included in this earnings release includes non-GAAP (Generally Accepted Accounting Principles) measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.
Adjusted EBITDA is a non-GAAP measure and excludes goodwill impairment, asset impairment, gain on lease modification, interest expense (including change in fair value of interest rate swap), income taxes, depreciation, amortization, stock-based compensation, non-cash lease cost, acquisition costs and other fees, proxy contest costs and recoveries, earn-out adjustments, loss on extinguishment of debt, realized and unrealized (gains) and losses on investments in equity securities, retention costs and restructuring & severance costs from net income.
Management believes that these non-GAAP measures provide additional useful information to allow readers to compare the financial results between periods. Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results or financial condition as reported under GAAP.
Company Contact
Aaron Tam
Chief Financial Officer
1-804-822-3260
Investor Relations
Cody Slach or Cody Cree
Gateway Investor Relations
1-949-574-3860
SYNL@gatewayir.com

SYNALLOY CORPORATION
Condensed Consolidated Balance Sheets
($ in thousands)

	(Unaudited)
	September 30, 2021	December 31, 2020
Assets
Cash	$1,174	$236
Accounts receivable, net of allowance for credit losses of $108 and $496, respectively	44,096	28,183
Inventories, net	98,334	85,080
Prepaid expenses and other current assets	8,820	13,384
Total current assets	152,424	126,883

Property, plant and equipment, net	29,691	35,096
Right-of-use assets, operating leases, net	30,975	31,769
Goodwill	1,355	1,355
Intangible assets, net	9,385	11,426
Deferred charges, net	327	455
Total assets	$224,157	$206,984

Liabilities and Shareholders' Equity
Accounts payable	$34,850	$19,732
Accounts payable - related parties	2	—
Accrued expenses and other current liabilities	10,144	6,123
Current portion of long-term debt	1,750	875
Current portion of earn-out liability	2,249	3,434
Current portion operating lease liabilities	1,019	867
Current portion of finance lease liabilities	40	19
Total current liabilities	50,054	31,050

Long-term debt	47,213	60,495
Long-term portion of earn-out liability	—	287
Long-term portion of operating lease liabilities	32,191	32,771
Long-term portion of finance lease liabilities	46	37
Deferred income taxes	1,342	1,957
Other long-term liabilities	84	92
Shareholders' equity	93,227	80,295
Total liabilities and shareholders' equity	$224,157	$206,984
Note: The condensed consolidated balance sheet at December 31, 2020 has been derived from the audited consolidated financial statements at that date.

SYNALLOY CORPORATION
Condensed Consolidated Statement of Operations - Comparative Analysis (Unaudited)
($ in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net sales
Metals Segment	$70,127	$47,079	$193,438	$159,761
Specialty Chemicals Segment	16,055	12,187	45,609	40,338
	$86,182	$59,266	$239,047	$200,099
Operating income (loss)
Metals Segment	$11,711	$(11,563)	$21,793	$(19,784)
Specialty Chemicals Segment	1,356	1,061	1,999	3,508

Unallocated expense (income)
Corporate	2,009	1,526	5,138	5,132
Acquisition costs and other	201	656	201	803
Proxy contest costs and recoveries	—	207	168	3,105
Earn-out adjustments	160	(146)	1,430	(969)
Gain on lease modification	—	(171)	—	(171)
Operating income (loss)	10,697	(12,574)	16,855	(24,176)
Interest expense	329	452	1,068	1,703
Loss on extinguishment of debt	—	—	223	—
Change in fair value of interest rate swap	—	(16)	(2)	65
Other, net	(10)	59	152	(1,244)
Income (loss) before income taxes	10,378	(13,069)	15,414	(24,700)
Income tax provision (benefit)	2,179	(2,530)	3,235	(6,026)
Net income (loss)	$8,199	$(10,539)	$12,179	$(18,674)

Net income (loss) per common share
Basic	$0.88	$(1.16)	$1.32	$(2.06)
Diluted	$0.87	$(1.16)	$1.30	$(2.06)

Average shares outstanding
Basic	9,287	9,105	9,237	9,079
Diluted	9,403	9,105	9,348	9,079

Other data:
Adjusted EBITDA (1)	$14,808	$1,640	$29,447	$6,230
(1) The term Adjusted EBITDA is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results to determine the value of a company. An item is included in the measure if its periodic value is inconsistent and sufficiently material that not identifying the item would render period comparability less meaningful to the reader or if including the item provides a clearer representation of normalized periodic earnings. The Company includes in Adjusted EBITDA two categories of items: 1) Base EBITDA components, including: interest expense (including change in fair value of interest rate swap), income taxes, depreciation and amortization, and 2) Material transaction costs including: goodwill impairment, asset impairment, gain on lease modification, acquisition costs and other fees, loss on extinguishment of debt, proxy contest costs and recoveries, earn-out adjustments, realized and unrealized (gains) and losses on investments in equity securities and other investments, stock-based compensation, non-cash lease expense, retention costs and restructuring & severance costs from net income. For a reconciliation of this non-GAAP measure to the most comparable GAAP equivalent, refer to the Reconciliation of Net Income (Loss) to Adjusted EBITDA.

SYNALLOY CORPORATION
Consolidated Statement of Cash Flows (Unaudited)
($ in thousands)

	Nine Months Ended September 30,
	2021	2020
Operating activities
Net income (loss)	$12,179	$(18,674)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	5,459	5,752
Amortization expense	2,041	2,324
Amortization of debt issuance costs	71	129
Asset impairments	233	6,079
Goodwill impairment	—	10,748
Loss on extinguishment of debt	223	—
Unrealized gain on equity securities	—	(208)
Deferred income taxes	(615)	(2,116)
Proceeds from business interruption insurance	—	1,040
Loss on sale of equity securities	—	38
Earn-out adjustments	1,430	(969)
Payments of earn-out liabilities in excess of acquisition date fair value	(11)	(292)
(Reduction of) provision for losses on accounts receivable	(388)	53
Provision for losses on inventories	2,286	874
(Gain) loss on disposal of property, plant and equipment	(580)	237
Non-cash lease expense	373	385
Non-cash lease termination loss	5	24
Gain on lease modification	—	(171)
Change in fair value of interest rate swap	(2)	65
Issuance of treasury stock for director fees	58	405
Stock-based compensation expense	695	1,036
Changes in operating assets and liabilities:
Accounts receivable	(15,525)	1,438
Inventories	(15,539)	4,593
Other assets and liabilities	(1,443)	(1,902)
Accounts payable	15,118	(1,636)
Accounts payable - related parties	2	—
Accrued expenses	3,272	681
Accrued income taxes	6,844	(3,963)
Net cash provided by operating activities	16,186	5,970
Investing activities
Purchases of property, plant and equipment	(761)	(2,824)
Proceeds from disposal of property, plant and equipment	1,054	102
Proceeds from sale of equity securities	—	4,430
Net cash provided by investing activities	293	1,708
Financing activities
Borrowings from long-term debt	41,648	—
Payments on long-term debt	(54,056)	(3,000)
Payments on BB&T line of credit	—	(1,210)
Principal payments on finance lease obligations	(31)	(101)
Payments for finance lease terminations	—	(204)
Payments on earn-out liabilities	(2,891)	(2,939)
Payments for termination of interest rate swap	(46)	—
Repurchase of common stock	—	(635)
Payments for deferred financing costs	(165)	(52)
Net cash used in financing activities	(15,541)	(8,141)
Increase (decrease) in cash and cash equivalents	938	(463)
Cash and cash equivalents, beginning of period	236	626
Cash and cash equivalents, end of period	$1,174	$163

SYNALLOY CORPORATION
Non-GAAP Financial Measures Reconciliation
Reconciliation of Net Income (Loss) to Adjusted EBITDA (Unaudited)
($ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Consolidated
Net income (loss)	$8,199	$(10,539)	$12,179	$(18,674)
Adjustments:
Interest expense	329	452	1,068	1,703
Change in fair value of interest rate swap	—	(16)	(2)	65
Income taxes	2,179	(2,530)	3,235	(6,026)
Depreciation	1,868	1,805	5,459	5,752
Amortization	680	705	2,041	2,324
EBITDA	13,255	(10,123)	23,980	(14,856)
Acquisition costs and other	201	656	201	807
Proxy contest costs and recoveries (1)	—	207	168	3,105
Loss on extinguishment of debt	—	—	223	—
Earn-out adjustments	160	(146)	1,430	(969)
Loss (gain) on investment in equity securities and other investments	—	69	363	(170)
Asset impairments	—	—	233	6,079
Goodwill impairment	—	10,748	—	10,748
Gain on lease modification	—	(171)	—	(171)
Stock-based compensation	239	270	695	1,036
Non-cash lease expense	124	130	373	386
Retention expense	18	—	494	235
Restructuring and severance costs	811	—	1,287	—
Adjusted EBITDA	$14,808	$1,640	$29,447	$6,230
% sales	17.2%	2.8%	12.3%	3.1%

Metals Segment
Net income (loss)	$11,556	$(11,417)	$20,558	$(17,798)
Adjustments:
Interest expense	—	—	—	11
Depreciation expense	1,449	1,387	4,192	4,457
Amortization expense	680	705	2,041	2,324
EBITDA	13,685	(9,325)	26,791	(11,006)
Acquisition costs and other	—	—	—	3
Earn-out adjustments	160	(146)	1,430	(969)
Asset impairments	—	—	—	6,079
Goodwill impairment	—	10,748		10,748
Stock-based compensation	(7)	78	75	249
Retention expense	18	—	494	—
Restructuring and severance costs	313	—	363	—
Metals Segment Adjusted EBITDA	$14,169	$1,355	$29,153	$5,104
% segment sales	20.2%	2.9%	15.1%	3.2%

Specialty Chemicals Segment
Net income (loss)	$1,360	$1,061	$2,001	$3,521
Adjustments:
Interest expense	—	—	1	9
Depreciation expense	389	378	1,165	1,170
EBITDA	1,749	1,439	3,167	4,700
Asset impairments	—	—	233	—
Stock-based compensation	5	59	172	178
Restructuring and severance costs	—	—	427	—
Specialty Chemicals Segment Adjusted EBITDA	$1,754	$1,498	$3,999	$4,878
% segment sales	10.9%	12.3%	8.8%	12.1%
(1) Proxy contest costs and recoveries for the nine months ended September 30, 2021 are reimbursements of documented, out-of-pocket costs to Privet and UPG partially offset by insurance recoveries for costs related to the 2020 shareholder activism.